DAVIS NEW YORK VENTURE FUND, INC.
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706
(520) 434-3771

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003



KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer of Davis New York Venture Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended
    July 31, 2004 (the "Form N-CSR") fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;
    and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                Principal Financial Officer

DAVIS NEW YORK VENTURE FUND, INC.          DAVIS NEW YORK VENTURE FUND, INC.

/s/ Kenneth C. Eich                        /s/ Douglas A. Haines

Kenneth C. Eich                            Douglas A. Haines
Principal Executive Officer                Principal Financial Officer
Date:  October 4, 2004                     Date: October 4, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2003 has been provided to Davis New York Venture Fund, Inc. and will be retained by Davis New York Venture Fund, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.